Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Accuride Corporation and the effectiveness of Accuride Corporation's internal control over financial reporting dated March 6, 2014, appearing in the Annual Report on Form 10-K of Accuride Corporation for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Indianapolis, Indiana
July 25, 2014